 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 18, 1994

                                                  REGISTRATION NO. 33-56317

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- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                              AMENDMENT NO. 1

                                    TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               SUN COMPANY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            PENNSYLVANIA                               23-1743282
  (STATE OR OTHER JURISDICTION OF         (I.R.S. EMPLOYER IDENTIFICATION NO.)
   INCORPORATION OR ORGANIZATION)

                                TEN PENN CENTER,
                              1801 MARKET STREET,
                     PHILADELPHIA, PENNSYLVANIA 19103-1699
                                 (215) 977-3000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             RICHARD L. CARTLIDGE,
                               SUN COMPANY, INC.,
                                TEN PENN CENTER,
                              1801 MARKET STREET,
                     PHILADELPHIA, PENNSYLVANIA 19103-1699
                                 (215) 977-3000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:

      JAMES D. EPSTEIN, ESQUIRE                JOHN B. TEHAN, ESQUIRE
     PEPPER, HAMILTON & SCHEETZ              SIMPSON THACHER & BARTLETT
      3000 TWO LOGAN SQUARE                     425 LEXINGTON AVENUE
    PHILADELPHIA, PENNSYLVANIA 19103-2799   NEW YORK, NEW YORK 10017-3954
            (215) 981-4000                         (212) 455-2000

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 16. EXHIBITS

  *1   Form of Underwriting Agreement.
  *4.1 Articles of Incorporation of Sun Company, Inc., as restated and amended
       (incorporated by reference to Exhibit 4.5 to Registrant's Registration
       Statement on Form S-3 (Registration No. 33-53717)).
  *4.2 Sun Company, Inc. Bylaws, as restated and amended (incorporated by reference to Exhibit 4.6 to Registrant's Registration Statement on Form
       S-3 (Registration No. 33-53717)).
 **5   Opinion of Jack L. Foltz, Esq., Vice President and General Counsel of
       the Company or Jonathan C. Waller, Esq., Assistant General Counsel of
       the Company.
 *11   Statements re Sun Company, Inc. and Subsidiaries Computation of Per
       Share Earnings for the Nine Months Ended September 30, 1994 and 1993 and
       for the Years Ended December 31, 1993, 1992, 1991, 1990 and 1989
       (incorporated by reference to Exhibit 11 to Registrant's Quarterly
       Report on Form 10-Q for the quarter ended September 30, 1994 and to
       Exhibit 11 to Registrant's Annual Reports on Form 10-K for the fiscal years ended December 31, 1993 and 1991).
 *23.1 Consent of Jack L. Foltz, Esq.
 *23.2 Consent of Jonathan C. Waller, Esq., Assistant General Counsel of the
       Company.
 *23.3 Consent of Independent Accountants.
 *24   Power of Attorney.

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 * Previously filed.

** Filed herewith.

ITEM 17. UNDERTAKINGS

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (i) The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF PHILADELPHIA AND COMMONWEALTH OF PENNSYLVANIA ON THIS 18TH DAY OF NOVEMBER, 1994.

                                          Sun Company, Inc.

                                                 /s/ Robert M. Aiken, Jr.
                                          By __________________________________
                                             ROBERT M. AIKEN, JR. SENIOR VICE
                                               PRESIDENT AND CHIEF FINANCIAL
                                                          OFFICER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THIS 18TH DAY OF NOVEMBER, 1994.

             SIGNATURES                        TITLES

        Robert M. Aiken, Jr.            Senior Vice President and Chief
- -------------------------------------    Financial Officer (Principal Financial
        ROBERT M. AIKEN, JR.             Officer)

         Robert H. Campbell*            Chairman, Chief Executive Officer,
- -------------------------------------    President and Director (Principal
         ROBERT H. CAMPBELL              Executive Officer)

        Raymond E. Cartledge*           Director
- -------------------------------------
        RAYMOND E. CARTLEDGE

        Richard L. Cartlidge*           Comptroller (Principal Accounting
- -------------------------------------    Officer)
        RICHARD L. CARTLIDGE

         Robert E. Cawthorn*            Director
- -------------------------------------
         ROBERT E. CAWTHORN

           Mary J. Evans*               Director
- -------------------------------------
            MARY J. EVANS

         Thomas P. Gerrity*             Director
- -------------------------------------
          THOMAS P. GERRITY

             SIGNATURES                        TITLES

          James G. Kaiser*              Director
- -------------------------------------
           JAMES G. KAISER

         Thomas W. Langfitt*            Director
- -------------------------------------
         THOMAS W. LANGFITT

          R. Anderson Pew*              Director
- -------------------------------------
           R. ANDERSON PEW

         Albert E. Piscopo*             Director
- -------------------------------------
          ALBERT E. PISCOPO

         William F. Pounds*             Director
- -------------------------------------
          WILLIAM F. POUNDS

                                        Director
- -------------------------------------
       ALEXANDER B. TROWBRIDGE

    *By /s/ Robert M. Aiken, Jr.        Individually and as Attorney-in-Fact
    -------------------------
        ROBERT M. AIKEN, JR.

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                                 EXHIBIT
 -------                                -------
   *1    Form of Underwriting Agreement.
   *4.1  Articles of Incorporation of Sun Company, Inc., as restated and amended (incorporated by reference to Exhibit 4.5 to Registrant's
         Registration Statement on Form S-3 (Registration No. 33-53717)).
   *4.2  Sun Company, Inc. Bylaws, as restated and amended (incorporated by reference to Exhibit 4.6 to Registrant's Registration Statement on
         Form S-3 (Registration No. 33-53717)).
  **5    Opinion of Jack L. Foltz, Esq., Vice President and General Counsel of
         the Company or Jonathan C. Waller, Esq., Assistant General Counsel of
         the Company.
  *11    Statements re Sun Company, Inc. and Subsidiaries Computation of Per
         Share Earnings for the Nine Months Ended September 30, 1994 and 1993
         and for the Years Ended December 31, 1993, 1992, 1991, 1990 and 1989
         (incorporated by reference to Exhibit 11 to Registrant's Quarterly
         Report on Form 10-Q for the quarter ended September 30, 1994 and to
         Exhibit 11 to Registrant's Annual Reports on Form 10-K for the fiscal years ended December 31, 1993 and 1991).
  *23.1  Consent of Jack L. Foltz, Esq.
  *23.2  Consent of Jonathan C. Waller, Esq., Assistant General Counsel of the
         Company.
  *23.3  Consent of Independent Accountants.
  *24    Power of Attorney.

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 *Previously filed.

**Filed herewith.